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                    GREAT WESTERN FINANCIAL CORPORATION
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                         [Newspaper Advertisement]

     [Graphic: excerpts from analyst reports beginning and ending with large quotation marks in circles]


     Experience is plentiful and demonstrated in many ways, especially in the integration (of) acquisitions -- over 20 in the last ten years -- and also in terms of stock price appreciation -- rising 35% per year compounded for the past seven years.

                               Steven Schroll
           Piper Jaffray, First Call Research Notes, May 14, 1997


     We came away from the presentation with increased confidence in Washington Mutual's ability to execute its consumer banking strategy, particularly in California. One of our clients put it best: they actually seem to be running their bank like a business!

                               Kenneth Posner
          Morgan Stanley, First Call Research Notes, May 14, 1997


     Washington Mutual's strategy . . . . will lead to a higher price/earnings multiple for a Great Western -- Washington Mutual combination.

                 Jonathan Gray, Sanford C. Bernstein & Co.,
                    Dow Jones News Service, May 20, 1997


                    It's true that the best advertising
                             is word of mouth.


                          [Washington Mutual logo]


     Permission for use of analysts' quotes was sought and
     granted.                                                    FDIC Insured


              GROWTH + VALUE + EXPERIENCE = WASHINGTON MUTUAL